Exhibit 99.1

NEWS RELEASE

Catalyst Biosciences Reports Second Quarter 2017 Financial Results and Provides Subcutaneous (SQ) Hemophilia Program Update

-- Enrollment into Phase 1/2 trial of Factor IX SQ candidate CB 2679d is ongoing; trial is on track to announce interim results by year-end --

-- Raised $26 Million from Financing Activities through the Second Quarter; Ended Q2 with $32 Million in Cash --

SOUTH SAN FRANCISCO, Calif. – August 3, 2017 – Catalyst Biosciences, Inc. (NASDAQ: CBIO), today announced financial results for the second quarter ended June 30, 2017 and provided a corporate update.

Recent Milestones: Factor IX SQ CB 2679d (also known as ISU304)

•	Initiated and completed dosing of first patient cohort in Phase 1/2 clinical trial of subcutaneous (SQ) CB 2679d in individuals with hemophilia B;
•	Received a $0.7M milestone payment from Catalyst’s collaborator, ISU Abxis, for initiation of the Phase 1/2 clinical trial;
•	Presented positive preclinical results at an international hemophilia meeting (ISTH) that demonstrate the ability to normalize Factor IX levels in a model of hemophilia B with daily SQ dosing; and
•	Received Orphan Medicine Designation from the European Commission for the treatment of individuals with hemophilia B with SQ CB 2679d.

Recent Milestones: Factor VIIa/marzeptacog alfa (activated)

•

Presented positive preclinical results at ISTH of Catalyst’s subcutaneously administered Factor VIIa, marzeptacog alfa (activated), that support the initiation of a Phase 2/3 clinical trial to evaluate subcutaneous dosing as prophylaxis for individuals with hemophilia and an inhibitor.

“We made significant progress in both our clinical programs and strengthened our balance sheet in the second quarter” said Nassim Usman, Ph.D., Catalyst’s President and Chief Executive Officer. “The Factor IX program was initiated on schedule and we expect to report interim results from the Phase 1/2 subcutaneous dosing study in individuals with hemophilia B by year-end. We also intend to initiate a Phase 2 clinical trial for our Factor VIIa product candidate Marzeptacog alfa by the end of the year. With the additional capital we raised in April, we are well positioned to report clinical data from both programs over the next 12 months.”

Exhibit 99.1

NEWS RELEASE

2017 Anticipated Milestones

•	Factor IX/CB 2679d: Announce interim results from the SQ Phase 1/2 proof-of-concept clinical trial in individuals with severe hemophilia B by the end of 2017; and
•	Factor VIIa/marzeptacog alfa (activated): Initiate the Phase 2 part of a Phase 2/3 SQ efficacy clinical trial in individuals with hemophilia A or B with an inhibitor by the end of 2017.

2017 Financial Highlights

•

Raised $26 million through the six months ended June 30, 2017 consisting of $20.7 million raised through the underwritten public equity offering and $5.3 million raised through our Capital on DemandTM program. Cash, cash equivalents and short-term investments as of June 30, 2017 were $32.4 million (excluding restricted cash). The Company believes that its existing capital resources will be sufficient to meet its projected operating requirements for at least the next 12 months.

•

Redeemable Convertible Notes balance was reduced to $5.8 million from $19.4 million at December 2016; all redemptions were funded from the restricted cash, of which an additional $5.8 million is available to fund the remaining notes.

•

Research and development expense for the three months ended June 30, 2017 was $3.4 million, compared with $2.8 million for the prior year period. The increase was due primarily to manufacturing expenses for marzeptacog alfa (activated), partially offset by a decrease in personnel-related costs and a decrease in lab supply costs and costs related to preclinical third-party research and development service contracts.

•

General and administrative expense for the three months ended June 30, 2017 was $2.7 million, compared with $2.3 million for the prior year period. The increase was due primarily to an increase in personnel-related costs and an increase in professional service costs indirectly related to the underwritten public offering.

•

Net loss attributable to common stockholders for the three months ended June 30, 2017 was $9.8 million, or ($2.53) per basic and diluted share, compared with $4.8 million, or ($6.33) per basic and diluted share, for the prior year period.  Convertible preferred stock’s $4.0 million deemed dividend is a non-cash, non-recurring charge.

About Catalyst Biosciences
Catalyst is a clinical-stage biopharmaceutical company focused on developing novel medicines to address hematology indications. Catalyst is focused on the field of hemostasis, including the subcutaneous prophylaxis of hemophilia and facilitating surgery in individuals with hemophilia.

For more information, please visit www.catbio.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, the potential uses and benefits of CB 2679d and marzeptacog alpha (activated) and development plans for these product candidates are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to

Exhibit 99.1

NEWS RELEASE

Catalyst’s clinical trial timelines, including the initiation of a Phase 2/3 efficacy study for marzeptacog alfa (activated) in 2017, the anticipated completion of a Phase 1/2 proof-of-concept study for CB 2679d or the plans to have results from this study by the end of 2017, the potential uses and benefits of subcutaneously dosed marzeptacog alfa (activated) or CB 2679d, and the Company’s belief regarding sufficiency of its existing capital resources to meet its projected operating requirements for at least the next 12 months. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Catalyst makes, including, but not limited to, the risk that clinical trials and studies may be delayed and may not have satisfactory outcomes, that potential adverse effects may arise from the testing or use of Catalyst’s products, the risk that costs required to develop or manufacture Catalyst’s products will be higher than anticipated, competition and other factors that affect our ability to successfully develop and commercialize our product candidates, and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. Catalyst does not assume any obligation to update any forward-looking statements, except as required by law.

Contacts:

Investors:Media:

Fletcher Payne, CFODenise Powell

Catalyst Biosciences, Inc.Red House Consulting, LLC

+1.650.871.0761+1.510.703.9491

investors@catbio.comdenise@redhousecomms.com

Exhibit 99.1

NEWS RELEASE

Catalyst Biosciences, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$32,388	$10,264
Short-term investments	—	6,800
Restricted cash	5,997	19,468
Accounts receivable	135	31
Prepaid and other current assets	752	958
Total current assets	39,272	37,521
Restricted cash, noncurrent	—	125
Property and equipment, net	358	444
Total assets	$39,630	$38,090
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$501	$837
Accrued compensation	676	596
Other accrued liabilities	1,460	805
Deferred revenue, current portion	848	283
Deferred rent, current portion	29	41
Redeemable convertible notes	5,770	19,403
Total current liabilities	9,284	21,965
Deferred revenue, noncurrent portion	—	47
Deferred rent, noncurrent portion	—	7
Total liabilities	9,284	22,019
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 5,500 and 0 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; 4,310,561 and 801,756 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	4	1
Additional paid-in capital	192,290	164,053
Accumulated other comprehensive (loss)	—	(1)
Accumulated deficit	(161,948)	(147,982)
Total stockholders’ equity	30,346	16,071
Total liabilities and stockholders’ equity	$39,630	$38,090

Exhibit 99.1

NEWS RELEASE

Catalyst Biosciences, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Contract revenue	$111	$109	$382	$219
Operating expenses:
Research and development	3,401	2,752	5,481	5,046
General and administrative	2,654	2,272	5,017	4,658
Total operating expenses	6,055	5,024	10,498	9,704
Loss from operations	(5,944)	(4,915)	(10,116)	(9,485)
Interest and other income, net	67	82	101	1,061
Net loss	(5,877)	(4,833)	(10,015)	(8,424)
Deemed dividend for convertible preferred stock beneficial conversion feature	(3,951)	—	(3,951)	—
Net loss attributable to common stockholders	$(9,828)	$(4,833)	$(13,966)	$(8,424)
Net loss per share attributable to common stockholders, basic and diluted	$(2.53)	$(6.33)	$(5.82)	$(11.05)
Shares used to compute net loss per share attributable to common stockholders, basic and diluted	3,877,736	763,138	2,400,101	762,573